Exhibit 99.6

BENTLEY TO REPOSITION ITSELF WITH BROADCAST DVD DEAL ...

FRIDAY, JUNE 01, 2001 8:01 AM - PRNewswire

LOS ANGELES, Jun 1, 2001 /PRNewswire via COMTEX/ -- Pursuant to Bentley's announcement of May 14, 2001, Bentley Communications Corp. (OTC:BTLY) and BroadcastDVD have mutually agreed to initially move forward in a strategic partnership, as opposed to a merger. "Shareholder dilution is the main concern here," said Gordon Lee, CEO of Bentley. "Due to Bentley's small market cap., reduced significantly by the Dot Com and B2B blow off of the last five quarters, it is felt that a strategic partnership is a much better way to initiate the mutual relationship between the two companies."

Bentley will assist BroadcastDVD in these prime markets: namely Sports, Gaming, and corporate clients for all of Broadcast's various DVD product lines.

Forward-looking statements: Certain statements in this news release may constitute "forward looking" statements within the meaning of section 21e of the securities exchange act of 1934. Such "forward looking" statements involve risks, uncertainties and other factors, which may cause the actual results, performance or achievement expressed or implied by such forward looking statements to differ materially from the "forward looking" statements contained herein.

For more information contact:               Corporate links:
Gordon F. Lee, Chairman & CEO               www.BentleyCommCorp.com
Bentley Communications Corporation          www.BentleyBlvd.com
9800 S. Sepulveda Blvd., Suite 625          www.TwirlMe.com
Los Angeles, CA 90045                       www.Celebrity-Pros.com
Tel: (310) 342-0760
Fax: (310) 342-0704

James T. Volk, President & CEO              www.BroadcastDVD.com
BroadcastDVD                                www.750MPHDVD.com
5700 Wilshire Blvd., Suite 478              www.FilmFestDVD.com
Los Angeles, California 90036
Tel: (323) 302-0010
Fax: (323) 302-0020

SOURCE   Bentley Communications Corporation
CONTACT: Gordon F. Lee, Chairman & CEO of Bentley Communications
         Corporation, 310-342-0760, fax, 310-342-0704; or James T. Volk,
         President & CEO of BroadcastDVD, 323-302-0010, fax, 323-302-0020